EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings


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                                  EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)

                                                            Six Months Ended
                                                           -------------------
                                                                June 30,
                                                             1996       1995
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 5,722    $ 3,092
                                                           =======    =======


Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or
  conversion of preferred stock.........................    21,089     17,165
Assumed dilutive conversion of preferred stock..........       155        198
Assumed exercise of options and warrants based on the
  modified treasury stock method using average market
  price.................................................     1,086      1,792
                                                           -------    -------
Weighted average number of shares, as adjusted..........    22,330     19,155
                                                           =======    =======

Earnings per share (a)..................................   $   .26    $   .16
                                                           =======    =======


FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 5,722    $ 3,092

Add: Dividends on assumed conversion of preferred stock.         -        110
                                                           -------    -------
Net income, as adjusted.................................   $ 5,722    $ 3,202
                                                           =======    =======

Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or
  conversion of preferred stock ........................    21,089     17,165
Assumed dilutive conversion of preferred stock..........       155      1,500
Assumed exercise of options and warrants based on the
  modified treasury stock method using closing market
  price if higher than average market price.............     1,163      2,373
                                                           -------    -------
Weighted average number of shares, as adjusted..........    22,407     21,038
                                                           =======    =======

Earnings per share (a)..................................   $   .26    $   .15
                                                           =======    =======



(a)    These amounts agree with the related amounts in the statements of income.


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                                  EXHIBIT 11.1
                                   (continued)

                          PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)

                                                            Three Months Ended
                                                           --------------------
                                                                  June 30,
                                                              1996       1995
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 3,156    $ 1,818
                                                           =======    =======

Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or
  conversion of preferred stock.........................    21,259     19,247
Assumed dilutive conversion of preferred stock..........       152        191
Assumed exercise of options and warrants based on the
  modified treasury stock method using average market
  price.................................................     1,115      1,846
                                                           -------    -------
Weighted average number of shares, as adjusted..........    22,526     21,284
                                                           =======    =======

Earnings per share (a)..................................   $   .14    $   .09
                                                           =======    =======


FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)..................   $ 3,156    $ 1,818
                                                           =======    =======

Shares:
Weighted average shares outstanding, (net of 747 shares
  of treasury stock) disregarding exercise of options or
  conversion of preferred stock.........................    21,259     19,247
Assumed dilutive conversion of preferred stock..........       152        191
Assumed exercise of options and warrants based on the
  modified treasury stock method using closing market
  price if higher than average market price.............     1,115      1,928
                                                           -------    -------
Weighted average number of shares, as adjusted..........    22,526     21,366
                                                           =======    =======

Earnings per share (a)..................................   $   .14    $   .09
                                                           =======    =======



(a)    These amounts agree with the related amounts in the statements of income.